FOR IMMEDIATE RELEASE

HARVEST NATURAL RESOURCES ANNOUNCES

FIRST QUARTER 2007 RESULTS

HOUSTON, Texas (May 3, 2007) – Harvest Natural Resources, Inc. (NYSE: HNR) today announced 2007 first quarter loss of $6.5 million, or $0.17 per diluted share compared with net income of $13.9 million, or $0.36 per diluted share, for the same period last year.

Similar to the last three quarters of 2006, the Company did not recognize the equity earnings for its producing operations in Venezuela for the 2007 first quarter. Equity earnings will be reported upon completion of the conversion to the mixed company, Petrodelta, S.A. (Petrodelta).

Harvest President and Chief Executive Officer, James A. Edmiston, said, “We understand the documents required to effect the conversion, including the conversion contract, have been approved by the Minister of Energy and Petroleum and submitted to the National Assembly. After receipt of National Assembly approval, we and our partner, Corporacion Venezolana del Petroleo S.A. (CVP) will execute the conversion contract and form Petrodelta. After receipt of a transfer decree from the Venezuelan government, Petrodelta will be fully operational.”

Edmiston continued, “Petrodelta will develop and operate the three South Monagas Unit (SMU) fields as well as the Isleño, Temblador and El Salto fields under a 20-year grant. The agreed business plan envisions rapid development of the proved reserve base and the appraisal and development of the numerous opportunities associated with the new fields. The process to contract the initial three drilling rigs as well as long-lead materials is underway. We have also begun to increase our technical staff. In addition, the parties have selected two workover rigs which will begin operations as soon as contract negotiations are completed and the rigs can be mobilized.”

For the three months ended March 31, 2007, operating statistics (on a 100% basis) for the SMU fields operated by the Company’s affiliate, Harvest Vinccler, S.C.A., are as follows:

•	Production of 1.5 million barrels of oil and 3.3 billion cubic feet (Bcf) of natural gas. Average daily production was 16,600 barrels and 36 million cubic feet of natural gas.

•	Crude oil prices that would be paid if the conversion contract was in place cannot be calculated as one element of the pricing formula has not been set. Market prices for crude oil of the type produced in SMU averaged approximately $44 per barrel for the quarter. The price for natural gas that would be paid under the conversion contract is $1.54 per thousand cubic feet.

•	Taxes and royalties for Petrodelta will be 50 percent and 33 percent, respectively.

Harvest will hold an earnings conference call today at 10:00 a.m. Central Time to discuss 2007 first quarter results. To access the call, dial 785-832-0301, conference ID: Harvest, five to ten minutes prior to the start time. A recording of the conference call will also be available for replay at 402-220-6060. To listen to the live webcast of the call, please visit our website at www.harvestnr.com.

Harvest Natural Resources, Inc. headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and business development offices in Russia and the United Kingdom. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:
Steven W. Tholen Senior Vice President, Chief Financial Officer (281) 899-5714	Amanda M. Koenig Investor Relations (281) 899-5716

“This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2006 Annual Report on Form 10-K and other public filings.”
“Cautionary note to investors – The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. From time to time, we use certain terms such as resource potential, risked potential, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves that SEC guidelines strictly prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company. Investors are urged to consider closely the disclosure in our 2006 Annual Report on Form 10-K and other public filings.”

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
($ thousands, unaudited)

	March 31,	December 31,
	2007	2006
ASSETS:
CURRENT ASSETS:
Cash and equivalents	$138,706	$148,079
Restricted cash	24,224	15,888
Accounts receivable, net	9,809	9,811
Advances to provisional equity affiliate	17,223	19,146
Deferred income taxes	5,608	5,608
Prepaid expenses and other	1,052	1,246

Total current assets	196,622	199,778
RESTRICTED CASH	51,523	73,001
OTHER ASSETS	202	176
INVESTMENT IN EQUITY AFFILIATE	4,552	—
INVESTMENT IN PROVISIONAL EQUITY AFFILIATE	146,436	146,436
PROPERTY AND EQUIPMENT, net	3,310	3,320

TOTAL ASSETS	$402,645	$422,711

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable, trade and other	$2,120	$3,827
Accounts payable, related party	9,751	9,637
Accrued expenses	8,048	12,975
Accrued interest	5,935	6,850
Deferred revenue	11,217	11,217
Income taxes payable	60	34
Current portion of long-term debt	40,465	37,674

Total current liabilities	77,596	82,214
LONG TERM DEBT	57,209	66,977
COMMITMENTS AND CONTINGENCIES	—	—
MINORITY INTEREST	27,997	28,634
STOCKHOLDERS’ EQUITY:
Common stock and paid-in capital	196,018	194,556
Retained earnings	47,669	54,174
Treasury stock	(3,844)	(3,844)

Total stockholders’ equity	239,843	244,886

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$402,645	$422,711

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per BOE and per share amounts, unaudited)

THREE MONTHS ENDED:	March 31, 2007	March 31, 2006

Barrels of oil sold		1,894
MMCF of gas sold		4,506
Total BOE		2,645
Average price/barrel		$28.79
Average price/mcf		$1.03
REVENUES:
Oil sales		$54,531
Gas sales		4,641

		59,172

EXPENSES:
Operating expenses	—	8,569
Depletion and amortization	—	9,904
Depreciation	$281	402
General and administrative	6,433	6,869
Taxes other than on income	237	2,399

	6,951	28,143

INCOME (LOSS) FROM OPERATIONS	(6,951)	31,029

OTHER NON-OPERATING INCOME (EXPENSE) Investment income and other	2,387	2,061
Interest expense	(2,481)	(119)
Net loss (gain) on exchange rates	56	(2)

	(38)	1,940

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	(6,989)	32,969
Income tax expense	114	14,762

INCOME (LOSS) BEFORE MINORITY INTERESTS	(7,103)	18,207
Minority interest in consolidated subsidiary companies	(637)	4,339

INCOME FROM CONSOLIDATED COMPANIES	(6,466)	13,868
Net loss from unconsolidated equity affiliate	(39)	—

NET INCOME (LOSS)	($6,505)	$13,868

NET INCOME (LOSS) PER COMMON SHARE: Basic	($0.17)	$0.37
Diluted	($0.17)	$0.36
Weighted average shares outstanding:
Basic	37.4 million	37.1 million
Diluted	37.4 million	38.5 million

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	($6,505)	$13,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	281	10,306
Net loss from unconsolidated equity affiliate	39	—
Non-cash compensation-related charges	1,462	1,048
Minority interest in consolidated subsidiary companies	(637)	4,339
Changes in operating assets and liabilities:
Accounts and notes receivable	2	2,322
Advances to provisional equity affiliate	1,923	—
Prepaid expenses and other	194	336
Accounts payable	(1,707)	3,389
Accounts payable, related party	114	94
Accrued expenses	(4,927)	(5,495)
Accrued interest	(915)	(45)
Deferred revenue	—	2,248
Asset retirement liability	—	24
Income taxes payable	26	(5,327)

Net Cash Provided By (Used In) Operating Activities	(10,650)	27,107

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment	(271)	(1,458)
Investment in affiliated companies	(4,591)	—
Decrease in restricted cash	13,142	—
Investment costs	(26)	(95)

Net Cash Provided by (Used In) Investing Activities	8,254	(1,553)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuances of common stock	—	15
Payments on long-term debt	(6,977)	(2,884)

Net Cash Provided by (Used in) Financing Activities	(6,977)	(2,869)

Net Increase (Decrease) in Cash	(9,373)	22,685
Cash and Cash Equivalents at Beginning of Period	148,079	163,019

Cash and Cash Equivalents at End of Period	$138,706	$185,704